Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued i) our report dated March 14, 2008 with respect to the consolidated financial statements of Diamondback Energy Services and Subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 and the period from September 29, 2005 (inception) through December 31, 2005; and ii) our report dated November 10, 2006, with respect to the combined financial statements of Sooner Trucking & Oilfield Services, Inc. and its affiliates as of December 31, 2005 and for the year then ended, included in the November 18, 2008 Current Report of Superior Well Services, Inc. on Form 8-K/A, which was filed on December 24, 2008 and that is incorporated by reference in this Amendment No. 1 to the Registration Statement of Superior Well Services, Inc. on Form S-3 No. 333-156498 (“Amendment No. 1”). We consent to the incorporation by reference in Amendment No. 1 of the aforementioned reports and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma
February 2, 2009